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                                                                       EXHIBIT 5

                             [LOGO OF CHART HOUSE]

                                February 9, 1998


Chart House Enterprises, Inc.
115 S. Acacia Avenue
Solana Beach, CA 92075

          Re:  100,000 shares of Common Stock
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Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Chart House Enterprises, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 100,000 shares of Common Stock, $.01 par value, of the Company (the "Registered Common Stock"), to be issued pursuant to the Stock Option Agreement dated May 19, 1997 between the Company and F. Philip Handy (the "Agreement").

     I am Vice President -- Legal Affairs and General Counsel of the Company and I am familiar with the proceedings to date with respect to the proposed issuance of the Registered Common Stock pursuant to the Agreement and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each share of the Registered Common Stock which is newly issued pursuant to the Agreement will constitute a share of Common Stock of the Company which has been duly authorized and validly issued and is fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act and (ii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Agreement.
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February 9, 1998
Page Two


     This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ RICHARD D. TIPTON
                                        Richard D. Tipton
                                        Vice President - Legal Affairs
                                        and General Counsel